As filed with the Securities and Exchange Commission on January 30, 2002
                                                  Registration No. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 --------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  ------------


                          INTERACTIVE DATA CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

              Delaware                                      13-3668779
(State or Other Jurisdiction of                        (I.R.S. Employer
Incorporation or Organization)                         Identification No.)



                  22 Crosby Drive, Bedford, Massachusetts 01730
                                 (781) 687-8800
           (Address of Principal Executive Offices including zip code)
                                  -------------

         Interactive Data Corporation 2001 Employee Stock Purchase Plan
        Interactive Data Corporation UK Savings Related Share Option Plan
                            (Full Title of the Plans)
                                  ------------

                                 Andrea H. Loew
                                 General Counsel
                                 22 Crosby Drive
                          Bedford, Massachusetts 01730
                                 (781) 687-8800
            (Name, address and telephone number of Agent For Service)
                                  -------------

                                    Copy to:
                             William J. Curry, Esq.
                            Sullivan & Worcester LLP
                             One Post Office Square
                           Boston, Massachusetts 02109
                                 (617) 338-2800
                                ----------------

If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered on this Registration Statement changes, the provisions of Rule 416 shall apply to this Registration Statement.


                                          CALCULATION OF REGISTRATION FEE

                                                       Proposed           Proposed Maximum
   Title of Securities         Amount to be        Maximum Offering           Aggregate              Amount of
     to be Registered           Registered        Price Per Share(1)      Offering Price(1)      Registration Fee
     ----------------           ----------        ------------------      -----------------      ----------------


Common Stock, par value
$.01 per share                   2,000,000              $14.225              $28,450,000             $2,617.40

(1) The proposed maximum offering price per share and the proposed maximum aggregate offering price have been estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices of the Common Stock on the NASDAQ on January 24, 2002.

          PART I - INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information; Item 2. Registrant Information and Employee Plan Annual Information.

         The documents containing the information required by these items will be given to employees participating in the Interactive Data Corporation 2001 Employee Stock Purchase Plan and Interactive Data Corporation UK Savings Related Share Option Plan (together, the "Plans") and are not required to be filed with the Securities and Exchange Commission as part of the registration statement or as an exhibit thereto.

         Employees participating in the Plans may obtain, without charge, a copy of the applicable Plan or the documents set forth in Item 3, below, by request to Director of Compensation and Benefits, Interactive Data Corporation, 22 Crosby Drive, Bedford, Massachusetts 01730 ((781) 687-8800).


          PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents, which have been filed by Interactive Data Corporation (the "Company") with the Securities and Exchange Commission (the "Commission"), are incorporated by reference in and made a part of this registration statement:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

         (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001;

         (c) The Company's Current Reports on Form 8-K filed with the Commission on January 23, 2001 and June 27, 2001; and

         (d) Our Registration Statement on Form S-3 (Registration No. 333-21557), filed with the Commission on February 11, 1997, describing our common stock, including any amendments or reports filed for the purpose of updating any such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law ("DGCL") provides, in effect, that any person made a party to any action by reason of the fact that he/she is or was a director, officer, employee or agent of the Company may and, in certain cases, must be indemnified by the Company against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorney's fees), if in either type of action he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the Company and, in a non-derivative action, which involves a criminal proceeding, in which such person had no reasonable cause to believe his conduct was unlawful. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to the Company, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he/she is fairly and reasonably entitled to indemnity for expenses.

         The Company's Amended and Restated Certificate of Incorporation, as amended, and Article VII of the Company's By-Laws provide, in general, that the Company shall indemnify its directors and officers under the circumstances defined in Section 145.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.
                                  EXHIBIT INDEX

    Exhibit No.       Description

         5.1      Opinion of Sullivan & Worcester LLP.*

         23.1 Consent of Sullivan & Worcester LLP (contained in the opinion of Sullivan & Worcester LLP filed herewith as Exhibit 5.1).

         23.2     Consent of PricewaterhouseCoopers LLP.*

         24       Power  of  Attorney   (included  in  signature  page  of  this
                  Registration Statement).

*Filed herewith.

Item 9.  Undertakings.

         (a)  The undersigned registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i)      to  include  any   prospectus   required  by  Section
                           10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
         Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

                  (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bedford, Commonwealth of Massachusetts, on this 30th day of January, 2002.

                                INTERACTIVE DATA CORPORATION




                                By:    /s/ Stuart J. Clark
                                       Stuart J. Clark
                                       Chief Executive Officer

         The undersigned Officers and Directors of the Company hereby severally constitute Stuart J. Clark, Steven G. Crane and Andrea H. Loew, and each of them acting singly, our true and lawful attorneys to sign for us and in our names in the capacities indicated below any amendments to this registration statement on Form S-8 (including any post-effective amendments hereto) and to file the same, with Exhibits thereto and other documents in connection therewith, with the Commission, granting unto each of said attorneys, acting singly, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming our signatures to said amendments to this registration statement signed by our said attorneys and all else that said attorneys may lawfully do and cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the Company in the capacities indicated on the 30th day of January, 2002.

    Signatures                                  Title
    ----------                                  -----

/s/ Stuart J. Clark
Stuart J. Clark                  President, Chief Executive Officer and Director




/s/ Steven G. Crane
Steven G. Crane                  Executive Vice President and Chief Financial
                                 Officer (principal financial and accounting
                                 officer)



/s/ Stephen Hill
Stephen Hill                     Chairman of the Board




/s/ William T. Ethridge
William T. Ethridge              Director



/s/ John Fallon
John Fallon                      Director

/s/ Donald P. Greenberg
Donald P. Greenberg              Director




/s/ Alan J. Hirschfield
Alan J. Hirschfield              Director




/s/ Philip J. Hoffman
Philip J. Hoffman                Director




/s/ Giles Spackman
Giles Spackman                   Director




/s/ Carl Spielvogel
Carl Spielvogel                  Director




/s/ Allan R. Tessler
Allan R. Tessler                 Director